Exhibit 99.1

Medley Capital Corporation Declares $0.31 Per Share Dividend, a 94% Increase from the Prior Year and an 11% Increase from the Prior Quarter; Announces March 31, 2012 Financial Results

New York, NY – May 3, 2012

Second Quarter Fiscal Year 2012 Dividend Declared

Medley Capital Corporation (the "Company") (NYSE: MCC) today announced that its Board of Directors declared a dividend for the quarter ended March 31, 2012 of $0.31 per share, payable on June 15, 2012 to stockholders of record as of May 25, 2012. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

Second Quarter Fiscal 2012 Financial Results

Highlights for the quarter ended March 31, 2012

•	Declared a dividend of $0.31 per share
•	Net investment income of $0.31 per share
•	Net income of $0.34 per share
•	Net asset value (NAV) of $12.63 per share
•	New investment originations of $69.2 million
•	Issued $40 million of 7 year senior secured notes
•	Revolving Credit Facility is fully committed with $125 million of total commitments

“We are pleased to announce an increase in the dividend to $0.31 per share for the quarter end March 31, 2012” said Mr. Brook Taube, Chief Executive Officer. “Last quarter we communicated our expectation for continued growth in net investment income and the dividend and we are glad to report an increase in both for the March quarter end” continued Mr. Taube.

Portfolio Investments

The total value of our investments, including cash and cash equivalents, was $308.2 million at March 31, 2012. During the quarter ended March 31, 2012, the Company originated $69.2 million of new investments and had $12.9 million of repayments resulting in net investment originations of $56.3 million. As of March 31, 2012, the Company had investments in securities of 30 portfolio companies with approximately 59.8% consisting of senior secured first lien investments, 39.0% consisting of senior secured second lien investments, 0.6% consisting of equities / warrants and 0.6% consisting of cash and cash equivalents. As of March 31, 2012, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 14.5% and there were no non-accrual assets.

Results of Operations

The Company reported net investment income of $0.31 and $0.59 per share and net income of $0.34 and $0.59 per share, respectively, for the three and six months ended March 31, 2012. As of March 31, 2012, the Company’s NAV was $12.63 per share.

Investment Income

For the three months ended March 31, 2012, gross investment income was $10.0 million and consisted of $8.5 million of portfolio interest income and $1.5 million of other fee income. For the six months ended March 31, 2012, gross investment income was $18.2 million and consisted of $15.6 million of portfolio interest income and $2.6 million of other fee income.

Expenses

For the three months ended March 31, 2012, total expenses were $4.6 million and consisted of the following: base management fees of $1.2 million, professional fees of $0.4 million, administrator expenses of $0.4 million, directors fees of $0.1 million, interest and credit facility financing expenses of $0.8 million, incentive fees of $1.4 million and other general and administrative related expenses of $0.3 million.

For the six months ended March 31, 2012, total expenses net of management fee waiver were $8.0 million and consisted of the following: base management fees net of waiver of $2.2 million, professional fees of $0.6 million, administrator expenses of $0.7 million, directors fees of $0.3 million, interest and credit facility financing expenses of $1.1 million, incentive fees of $2.6 million and other general and administrative related expenses of $0.5 million.

Net Investment Income

The Company reported net investment income of $5.4 million and $10.2 million, or $0.31 and $0.59 on a weighted average per share basis, respectively, for the three and six months ended March 31, 2012.

Net Realized and Unrealized Gains/Losses

For the three months ended March 31, 2012, the Company reported net realized losses of $2,953 and net unrealized appreciation of $0.4 million. For the six months ended March 31, 2012, the Company reported net realized gains of $0.1 million and net unrealized depreciation of $0.1 million.

Liquidity and Capital Resources

As of March 31, 2012, the Company had cash and cash equivalents of $1.9 million, $50.9 million of debt outstanding under its senior secured revolving credit facility and $40.0 million of 7.125% senior notes due 2019 outstanding.

On May 2, 2012, the Company’s board of directors declared a quarterly dividend of $0.31 per share payable on June 15, 2012 to holders of record as of May 25, 2012.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, May 4, 2012.

All interested parties may participate in the conference call by dialing (800) 798-2864 approximately 5-10 minutes prior to the call: international callers should dial (617) 614-6206. Participants should reference Medley Capital Corporation and the participant passcode of 73832314 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities

	As of
	March 31, 2012	September 30, 2011
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $260,471,103 and $153,268,701, respectively)	$260,364,140	$153,385,565
Affiliated investments (amortized cost of $46,017,715 and $46,087,374, respectively)	45,894,031	45,820,982
Total investments at fair value	306,258,171	199,206,547
Cash and cash equivalents	1,936,861	17,201,643
Interest receivable	2,481,444	1,679,738
Deferred financing costs, net	2,968,110	1,259,382
Other assets	170,254	782,006
Deferred offering costs	182,586	-

Total assets	$313,997,426	$220,129,316

LIABILITIES
Credit facility payable	$50,900,000	$-
Notes payable	40,000,000	-
Management and incentive fees payable, net	2,590,850	1,483,751
Accounts payable and accrued expenses	870,705	626,261
Administrator expenses payable	382,238	346,293
Deferred revenue	42,350	18,648
Interest and fees payable	331,637	1,667
Due to affiliate	79,517	-
Deferred offering costs payable	100,000	-

Total liabilities	$95,297,297	$2,476,620

NET ASSETS
Common stock, par value $.001 per share, 100,000,000 common shares authorized,
17,320,468 and 17,320,468 common shares issued and outstanding, respectively	$17,320	$17,320
Capital in excess of par value	214,509,815	214,509,815
Accumulated undistributed net investment income	4,240,073	3,220,089
Accumulated net realized gain from investments	163,568	55,000
Net change in unrealized depreciation on investments	(230,647)	(149,528)
Total net assets	218,700,129	217,652,696

Total liabilities and net assets	$313,997,426	$220,129,316

NET ASSET VALUE PER SHARE	12.63	12.57

Medley Capital Corporation

Consolidated Statements of Operations

	For the three months ended March 31		For the six months ended March 31
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-controlled/Non-affiliated investments	$6,929,546	$1,411,158	$12,467,276	$1,411,158
Affiliated investments	1,534,991	1,126,430	3,089,062	1,126,430
Total interest income	8,464,537	2,537,588	15,556,338	2,537,588
Interest from cash and cash equivalents	889	41,543	2,732	41,543
Other fee income	1,507,914	200,000	2,643,470	200,000
Total investment income	9,973,340	2,779,131	18,202,540	2,779,131

EXPENSES
Base management fees	1,238,679	714,186	2,283,946	714,186
Incentive fees	1,352,171	-	2,558,833	-
Administrator expenses	382,238	190,246	678,484	190,246
Professional fees	340,524	206,688	632,628	234,188
Interest and financing expenses	827,391	-	1,109,417	-
Directors fees	131,125	129,356	246,379	197,183
Insurance	117,405	79,445	221,819	79,445
General and administrative	175,124	48,538	276,827	50,073
Organizational expense	-	92,226	-	92,226
Expenses before management fee waiver	4,564,657	1,460,685	8,008,333	1,557,547
Management fee waiver	-	(424,692)	(41,126)	(424,692)
Total expenses net of management fee waiver	4,564,657	1,035,993	7,967,207	1,132,855
Net investment income before excise taxes	5,408,683	1,743,138	10,235,333	1,646,276
Excise tax expense	-	-	(35,501)	-
NET INVESTMENT INCOME	5,408,683	1,743,138	10,199,832	1,646,276

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	(2,953)	-	108,568	-
Net change in unrealized appreciation/(depreciation) on investments	432,333	-	(81,119)	-
Net gain on investments	429,380	-	27,449	-

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$5,838,063	$1,743,138	$10,227,281	$1,646,276

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.34	$0.10	$0.59	$0.10
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER
COMMON SHARE	$0.31	$0.10	$0.59	$0.10
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING
- BASIC AND DILUTED	17,320,468	17,095,468	17,320,468	17,095,468

DIVIDENDS DECLARED PER COMMON SHARE	$0.28	$-	$0.53	$-

ABOUT MEDLEY CAPITAL CORPORATION

The Company is an externally-managed, non-diversified closed-end management investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company's investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender targeting private debt transactions ranging in size from $10 to $50 million to borrowers principally located in North America. The Company's investment activities are managed by its investment adviser, MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC, an affiliate of Medley LLC (“Medley”), is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Medley specializes in credit investing, including direct private lending and corporate credit related strategies and provides first lien, second lien and unitranche term loans to lower middle-market and middle-market companies with an investment size between $7-50 million. Medley will support acquisition and growth financings, leveraged buyouts, management buyouts, bank debt restructurings, CAPEX, Chapter 11 exit financing and DIP financing. Medley is headquartered in New York with offices in San Francisco.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:

Richard T. Allorto

212.759.0777